NAVTECH, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 13, 2000



To the Shareholders
of NAVTECH, Inc.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of NAVTECH, INC., a Delaware corporation ("Navtech"), will be held in Salon B of the Best Western St. Jacob's Country Inn, located at 50 Benjamin Road, Waterloo, Ontario, Canada, on Thursday, July 13, 2000 at 1:00 p.m., local time, for the following purposes:

         (1) To elect a board of six directors.

         (2) To transact such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on May 31, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                                              Denis L. Metherell
                                                                       Secretary

June 15, 2000

================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF NAVTECH, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
================================================================================

                                  NAVTECH, INC.

                                 PROXY STATEMENT


     This Proxy Statement is being mailed on or about June 15, 2000, to all shareholders of record of Navtech, Inc. (the "Company" or "Navtech") at the close of business on May 31, 2000, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, July 13, 2000, in Salon B of the Best Western St. Jacob's Country Inn, located at 50 Benjamin Road, Waterloo, Ontario, Canada at 1:00 p.m. local time, or any adjournment thereof.

     All proxies duly executed and received will be voted with respect to the election of directors in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted FOR the named nominees to the Company's Board of Directors.

     The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

     The total number of Common Shares, par value $.001 per share, of Navtech (the "Common Shares") outstanding as of May 31, 2000 was 2,651,980. Each Common Share is entitled to one non-cumulative vote. The Common Shares are the only class of securities of Navtech entitled to vote. A majority of the Common Shares outstanding and entitled to vote as of May 31, 2000, or 1,325,991 Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only shareholders of record as of the close of business on May 31, 2000 will be entitled to vote.

     With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being six nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with Navtech written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a shareholder who attends the Meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so. Written revocation or amended proxies should be sent to the offices of the Company's subsidiary, Navtech Systems Support Inc. ("Navtech-Canada"), located at 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada N2L 5Z5.

     The proxy is being solicited by the Company's Board of Directors. Navtech will bear the cost of the solicitation of proxies including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of Common Shares. Solicitations will be made primarily by mail, but certain directors, officers or employees of Navtech may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

     A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder at Navtech-Canada's offices, 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, for a period of ten days prior to the Meeting and will also be available at the Meeting.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information concerning the compensation of all executive officers of the Company as of October 31, 1999 who had a total salary and bonus for such year in excess of $100,000 as well as Duncan Macdonald, the Chief Executive Officer of the Company during the fiscal year ended October 31, 1999:


-------------------------------------------------------------------------------------------------------------
                              Annual Compensation               Long-Term Compensation
                                                                   Awards           Payouts
-------------------------------------------------------------------------------------------------------------
                                                                          Common
   Name and                                                Restricted     Stock
  Principal                                 Other Annual      Stock     Underlying    LTIP     All Other
   Position     Year    Salary     Bonus    Compensation     Award(s)    Options    Payouts   Compensation
-------------------------------------------------------------------------------------------------------------
    Duncan
  Macdonald,    1999  $  5,000    $20,000   $ 28,927(1)        -0-         -0-        -0-         -0-
    Chief       1998     -0-        -0-     $106,486(1)        -0-         -0-        -0-         -0-
  Executive     1997     -0-        -0-     $118,826(1)        -0-         -0-        -0-         -0-
   Officer
-------------------------------------------------------------------------------------------------------------

  Russell K.    1999  $148,780      -0-     $ 14,800(2)(3)     -0-         -0-        -0-         -0-
    Thal,       1998  $143,683      -0-     $ 14,800(2)(3)     -0-         -0-        -0-         -0-
   Chairman     1997  $139,526      -0-     $ 14,800(2)(3)     -0-         -0-        -0-         -0-

-------------------------------------------------------------------------------------------------------------

(1) Represents amounts paid as an independent advisor to the Company. Excludes amounts paid to Kintyre and Company Limited, an entity controlled by Mr. Macdonald, for consulting services rendered to Navtech-Canada. See "Certain Relationships and Related Transactions".
(2)      Includes $12,000 paid by the Company as an automobile allowance.
(3) Includes $2,800 paid by the Company as an allowance for the purchase of disability insurance.

Option Grants Table

         The following table sets forth certain information with regard to the grants of stock options during the fiscal year ended October 31, 1999 to the persons named in the above Summary Compensation Table:

----------------------------------------------------------------------------------------------------------
                       Shares of              Percent of
                     Common Stock            Total Options
                      Underlying              Granted to                  Exercise
                       Options               Employees in                  Price/          Expiration
         Name          Granted                Fiscal Year                  Share              Date
----------------------------------------------------------------------------------------------------------
  Duncan Macdonald            -0-                      -0-                  N/A               N/A
----------------------------------------------------------------------------------------------------------
  Russell K. Thal             -0-                      -0-                  N/A               N/A
----------------------------------------------------------------------------------------------------------

Fiscal Year-End Option Value Table

         The following table sets forth certain information concerning the value as of October 31, 1999 of unexercised options held by the persons named in the above Summary Compensation Table:

----------------------------------------------------------------------------------------------------------
                                        Number of Unexercised                Value of Unexercised
                                             Options at                      In-the-Money Options
                                          October 31, 1999                    at October 31, 1999
              Name                    Exercisable/Unexercisable            Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------
        Duncan Macdonald                    -0-/ 200,000                            -0-/-0-
----------------------------------------------------------------------------------------------------------
        Russell K. Thal                      75,938/-0-                             -0-/-0-
----------------------------------------------------------------------------------------------------------

No options were exercised by either of the named persons during the fiscal year ended October 31, 1999.

Compensation of Directors

         The By-Laws of the Company provide that Directors shall be reimbursed for travel expenses incurred in attending any meeting of the Board or any committee thereof and each Director, except salaried officers of the Company, shall be paid a fee for attending each meeting of the Board or any such committee as may be fixed by the Board from time to time. No Directors' fees have been paid to date. The By-Laws of the Company also provide, to the extent permitted by law, for certain indemnification of its Directors.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         See "Certain Relationships and Related Transactions" for a discussion of a certain Employment Agreement between the Company and Mr. Macdonald.

         Mr. Thal was employed by the Company pursuant to an employment agreement, as amended (the "Thal Employment Agreement"), which expired on July 31, 1999 (the "Expiration Date") and provided for a minimum annual salary of $125,000 effective December 1, 1993, with annual cost of living increases. Effective August 25, 1999, with a commencement date of August 5, 1999, the Company entered into a retirement agreement (the "Retirement Agreement") with Mr. Thal. The Retirement Agreement replaces the Thal Employment Agreement and calls for, among other things, the continued employment of Mr. Thal at the then existing salary rate until Mr. Thal's retirement date of October 31, 1999. In addition, the Company has agreed to the payment of $600,000 in 96 semimonthly payments commencing after Mr. Thal's retirement.

         Pursuant to the Retirement Agreement, the Company also agreed to reimburse Mr. Thal for expenses incurred in the amount of $60,594 (payable over the period August 1999 to May 2000) and to obtain a declining balance life insurance policy on Mr. Thal commencing with coverage of $600,000 and declining at the rate of $150,000 per year. Any proceeds received will be used by the Company to prepay to Mr. Thal's estate any remaining portion of the $600,000 due. All amounts due by the Company are evidenced by promissory notes that contain acceleration provisions in the event of, among other things, a default in payment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The Common Shares are the only class of securities outstanding. Each share is entitled to one vote. The following table sets forth certain information regarding the Company's outstanding Common Shares beneficially owned as of May 31, 2000 by (i) each person who is known by the Company to own beneficially or exercise voting or dispositive control over more than 5% of the Company's Common Shares, (ii) each present Director, (iii) each person named in the Summary Compensation Table above, and (iv) all of the Company's present executive officers and directors as a group:


----------------------------------------------------------------------------------------------------------
 Name and Address of Beneficial                                                 Approximate
              Owner                Number of Shares Beneficially Owned          Percentage of
                                                                              Outstanding Shares
----------------------------------------------------------------------------------------------------------

Dorothy A. English                          1,257,766(1)(2)(3)                         43.3%
175 Columbia Street West
Waterloo, Ontario,
Canada

----------------------------------------------------------------------------------------------------------

Robert N. Snyder                                665,000(4)                             23.9%
7200 Wisconsin Avenue
Suite 601
Bethesda, Maryland

----------------------------------------------------------------------------------------------------------

Duncan Macdonald                                477,503(5)                             15.3%
275 Slater Street
Ottawa, Ontario,
Canada

----------------------------------------------------------------------------------------------------------

Kenneth M. Snyder                               350,000(6)                              11.7%
1751 Westwood Drive
Minden, Nevada

----------------------------------------------------------------------------------------------------------

St. Andrews Capital Limited                     277,503(5)                             9.5%
  Partnership
300 Glenwood Circle, #129
Monterey, California

----------------------------------------------------------------------------------------------------------

Republic Electronics Corporation                250,000(7)                              9.4%
5801 Lee Highway
Arlington, VA

----------------------------------------------------------------------------------------------------------

Denis L. Metherell                               156,000                                5.9%
175 Columbia Street West
Waterloo, Ontario,
Canada

----------------------------------------------------------------------------------------------------------

Russell K. Thal                                  17,875(8)                              0.7%
26 Ridge Drive
Port Washington, NY

----------------------------------------------------------------------------------------------------------

All executive officers and
directors as a group (7 persons)          2,299,144(1)(5)(6)(8)                        61.6%

----------------------------------------------------------------------------------------------------------

*        Less than 1%

(1) Represents (i) 802,766 shares beneficially owned by Navtech Applied Research Inc. ("NARI") (see footnote (3) below), (ii) 205,000 shares beneficially owned by Ms. English and (iii) 250,000 shares that are issuable to Ms. English upon exercise of options that are currently exercisable.
(2)  Such person may be deemed a parent of the Company.
(3) The Company has been advised that Ms. English is the Chairman, Chief Executive Officer and sole shareholder of NARI. Furthermore, the Company has been advised that the 802,766 shares owned by NARI have been pledged to Raymond English as collateral for certain amounts due to Mr. English under an agreement between Mr. English and NARI. NARI has maintained voting control over these shares. See "Certain Relationships and Related Transactions."
(4) Based upon Schedule 13D filed with the Securities and Exchange Commission. Includes (i) 125,000 shares that are issuable upon the exercise of a warrant that is currently exercisable and (ii) 40,000 shares owned by Cambridge Information Group, of which Mr. Snyder is the majority stockholder and Chairman of the Board of Directors.
(5) Represents 200,000 shares that are issuable to Mr. Macdonald upon exercise of options that are currently exercisable and, as discussed in "Certain Relationships and Transactions", a maximum of 277,503 shares issuable to St. Andrews Capital Limited Partnership, an entity controlled by Mr. Macdonald, pursuant to the terms of a convertible loan made by such entity to the Company.
(6) Represents shares issuable upon exercise of options that are currently exercisable.
(7)  Based upon Schedule 13G filed with the Securities and Exchange Commission.
(8) Includes 17,563 shares owned by Mr. Thal and 312 shares owned by Mr. Thal's wife. This shall not be deemed an admission that Mr. Thal is the beneficial owner of the shares owned by his wife.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Navtech Applied Research Inc.

         General

         Ray English and Associates Inc. (RE&A") was a corporation incorporated in Ontario, Canada. Until June 29, 1998, RE&A was controlled by Raymond English, a former Chairman of the Company. As of that date, pursuant to a share transfer agreement, the ownership of RE&A was transferred to Mr. English's former spouse, Dorothy A. English. Dorothy A. English is an Executive Vice President and Director of the Company. As of July 2, 1998, RE&A was merged with Navtech Applied Research Inc. ("NARI") and continued operations under the latter name.

         NARI was incorporated in Ontario, Canada on December 31, 1997 and during all material times has been wholly owned by Dorothy A. English, who serves as its Chairman and Chief Executive Officer.

         References to RE&A below will pertain strictly to the company as it existed prior to the merger with NARI.

         Share Ownership; Indebtedness

         NARI owns 802,766 Common Shares of the Company. On or about July 15, 1995, RE&A had transferred all of its Common Shares of the Company to Dorothy A. English, as voting trustee pursuant to a voting trust agreement between them. When control of RE&A was transferred to Dorothy A. English on June 29, 1998, as discussed above, and RE&A and NARI merged, the voting trust agreement was terminated and the shares returned to NARI. Concurrently with the share transfer to Ms. English, NARI executed a promissory note to Raymond English in the original principal amount of $600,000 Canadian (the "NARI Note") evidencing amounts owed by NARI to Mr. English. Pursuant to the NARI Note, NARI is obligated to make 120 consecutive monthly payments of $5,000 Canadian. NARI has placed the 802,766 shares in escrow as security for amounts payable by NARI to Mr. English, and should the payments go into default, Mr. English has the option to sell the requisite number of shares held in escrow to remedy the default. As of May 31, 2000, the principal balance of the NARI Note was $376,231 Canadian.

         RE&A/Navtech-Canada Transactions

         In 1993, Navtech-Canada charged RE&A, its then parent company, a management, consulting and marketing fee in connection with the management of certain software owned by EAS, formerly a subsidiary of RE&A. Navtech-Canada also advanced funds to RE&A in order to assist RE&A in meeting its continuing obligations. Effective July 15, 1995, RE&A executed and delivered to Navtech-Canada a promissory note in the principal amount of $750,000 Canadian (the "RE&A Note") to evidence certain obligations to Navtech-Canada as of such date. The RE&A Note is payable on July 15, 2000 (or sooner, as described below) and provides for interest at the rate of 5% per annum payable annually. Effective with the merger of RE&A and NARI, NARI, by operation of law, assumed the obligation represented by the RE&A Note.

         Further, pursuant to a consulting and marketing agreement between RE&A and Navtech-Canada, RE&A agreed to provide software marketing services to the Company. Navtech-Canada had the right to offset $3,500 Canadian per month against compensation otherwise payable to RE&A thereunder as payment of amounts due under the RE&A Note.. Effective July 15, 1998, this agreement was terminated by NARI and Navtech-Canada. As of May 31, 2000, the principal balance of the RE&A Note was $750,000 Canadian.

         Advances

         During the fiscal year ending October 31, 1999, the Company made additional advances to NARI aggregating approximately $263,000, which carry no repayment terms. For the six months ended April 30, 2000, a further $28,096 was advanced to NARI.

         Global Weather Dynamics, Inc.


         On July 15, 1998, NARI acquired from Global Weather Dynamics, Inc. ("GWDI") all of the assets of GWDI's Weather Services Division ("WSD") for consideration consisting of $250,000 in cash, the delivery of 250,000 Common Shares of the Company to GWDI and the delivery of 50,000 Common Shares of the Company to an unrelated third party as a finder's fee. The primary assets acquired included the weather and certain other software that had been developed by GWDI. In addition, NARI obtained an assignment of the WSD customer contracts.

         Following the WSD acquisition by NARI, NARI and Navtech entered into a non-exclusive, non-transferable software license agreement (the "License Agreement") for a term commencing August 1, 1998 and expiring initially on October 31, 1999, pursuant to which Navtech has been granted the right to install, configure, modify and use in its business the software acquired by NARI. Pursuant to the License Agreement, the term automatically renews for additional one year periods unless either party gives at least 60 days prior written notice of its desire not to renew. Since no notice was given at least 60 days prior to October 31, 1999, the current term of the License Agreement has been extended to October 31, 2000. In addition, pursuant to the License Agreement, Navtech is obligated to pay royalties in an amount equal to 10% of certain revenues derived from the sale of data processed using the licensed software. During the fiscal year ended October 31, 1999, $92,000 was payable pursuant to the License Agreement. Such amount was deducted from amounts owing to the Company as discussed below. Concurrently with the execution of the License Agreement, NARI also assigned to Navtech the rights it had obtained from GWDI with respect to the WSD customer contracts.

         In order to effect NARI's acquisition of WSD, certain transactions were undertaken between the Company and NARI to provide the necessary financing as follows:

1. NARI purchased from Navtech 300,000 Common Shares of the Company in consideration of $300 in cash and the delivery of a promissory note in the amount of $134,700 (the "$134,700 Note"), payable in 36 monthly installments and bearing interest at the rate of 10% per annum. The note provides that payments may be made by offsetting royalties due under the License Agreement. The $134,700 Note has been paid in full.

2. Navtech borrowed $210,000 from a Canadian financial institution, which loan is repayable over a 28-month term bearing interest at the rate of 9.18% per annum. Dorothy A. English personally guaranteed the repayment of this loan.

3. The proceeds from the loan were transferred to Navtech-Canada which, in turn, loaned $150,000 to NARI. This loan bears interest commencing November 1, 1998 at the rate of 10% per annum and is repayable in 36 monthly installments commencing November 1, 1999. The note evidencing the loan (the "$150,000 Note") provides that royalties payable to NARI under the License Agreement may be used to offset amounts payable to the extent they have not already been used to repay the $134,700 Note. As of April 30, 2000, the outstanding principal balance of the $150,000 Note, together with accrued interest, was $159,921.

4. During the fiscal year ended October 31, 1999, the Company advanced an additional $112,000 to NARI. The additional advance is repayable commencing with the payment in full of the $150,000 Note. The note evidencing the additional advance (the "$112,000 Note") bears interest at a rate of 10% per annum and is repayable in 22 monthly installments. The $112,000 Note provides that royalties payable to NARI under the License Agreement may be used to offset amounts payable to the extent they have not already been used to repay the $150,000 Note. As of April 30, 2000, the outstanding principal of the $112,000 Note, together with accrued interest, was $124,813.

         The payment of each of the above NARI notes is secured by the grant of a security interest in the weather and NOTAMs software acquired by NARI from GWDI.

         The weather and other software acquired by NARI and licensed to the Company was of critical importance to the Company in order for it to maintain a competitive advantage in the delivery of its products to the marketplace. The Company had determined that the internal development of this software would require at least 10 man-years to complete at a cost estimated to be in excess of $700,000. Furthermore, the Company was paying third party weather suppliers approximately $4,000 per month for weather and related data it had determined was below the standards required by the Company's customers.


Russell K. Thal

         Reference is made to "Executive Compensation - Employment Contracts, Termination of Employment and Change-in-Control Arrangements" for a discussion of a certain retirement agreement entered into between the Company and Mr. Thal.


AVCON Associates Inc. ("AVCON")

         AVCON, an entity of which Denis L. Metherell, Secretary and a Director of the Company, is a Vice President and a Director and of which Mr. Metherell's wife is the controlling shareholder, leased certain computer equipment to Navtech-Canada. Effective January 31, 1996, the leases were terminated. On October 1, 1996, the Company entered into two new lease agreements for certain computer equipment. These agreements were replaced on June 1, 1999 with amended lease agreements. Under the present agreements, the Company is required to make varying payments until November 2004. The Company believes that the lease payments, which commenced July 1999 at $1,952 Canadian per month, are no higher than would be payable to a nonaffiliated third party.

         On October 31, 1996, the Company executed and delivered to AVCON a promissory note in the principal amount of $53,000 Canadian (the "AVCON Note") to evidence amounts due under the terminated lease agreement noted above and outstanding as of such date. On June 1, 1999, the Company amended the note (the "Amended AVCON Note") to include additional arrears that had accumulated on the two leases. The Amended AVCON Note is in the principal amount of $90,000 Canadian, provides for interest at the rate of 18% per annum and is payable as follows:

     1. interest only of $1,350 Canadian per month from July 1999 to September 2000;

     2. interest and principal of $2,400 Canadian per month from October 2000 to April 2005; and

     3.   a residual payment of principal and interest of $1,263 in May 2005.


Duncan Macdonald

         Effective December 1, 1998, the Company entered into a twenty month Employment Agreement (the "Macdonald Employment Agreement") engaging Mr. Macdonald as Chief Executive Officer of the Company. Mr. Macdonald was entitled to receive a base quarterly fee of $1,250 commencing with the fiscal quarter ended January 31, 1999. Mr. Macdonald had agreed to make 30% of his working time available to the Company. The Macdonald Employment Agreement was terminated on April 30, 2000. Mr. Macdonald continues to serve as the Company's Chief Executive Officer as provided for below.

         Effective January 1, 1999, Navtech-Canada entered into a two year Services Agreement (the "Kintyre - Navtech-Canada Agreement") with Kintyre & Company Limited ("Kintyre"), a company controlled by Mr. Macdonald. Under the Kintyre - Navtech-Canada Agreement, Kintyre had agreed to provide the services of Mr. Macdonald, as well as other Kintyre staff as needed, to assist Navtech-Canada in its strategic corporate structuring and corporate finance and accounting activities. Kintyre was entitled to receive a base monthly fee of $13,000 Canadian, plus an annual bonus of $8,700 Canadian. Effective April 30, 2000, the base monthly fee was reduced to $11,000 Canadian to account for Mr. Macdonald's removal from the Agreement.

         During the fiscal year ended October 31, 1999, Navtech-Canada paid approximately $78,000 and $64,000 to Kintyre for the services of Mr. Macdonald and Mr. Vietze (then Chief Financial Officer of the Company), respectively.

         Effective May 1, 2000, Mr. Macdonald joined the staff of Navtech - Canada as Chief Executive Officer at a base salary of $225,000 Canadian.

         In April 1999, St. Andrews Capital Limited Partnership ("St. Andrews LP") advanced $90,000 to the Company for working capital purposes. Mr. Macdonald serves as the President of the general partner of St. Andrews LP and is the controlling stockholder of such general partner. The advance from St. Andrews LP is repayable, together with interest at the rate of 19.562% per annum, in 22 monthly installments. The repayment of the loan is to be secured by the grant of a security interest in substantially all of the assets of Navtech-UK and a pledge of the Navtech-UK shares held by Navtech-Canada.

         On October 1, 1999, St. Andrews LP advanced $128,830 to the Company to finance the Company's acquisition of Skyplan Services (UK) Limited. At the time of the loan, the Company had sufficient working capital to undertake the transaction, but determined that it was prudent to obtain outside financing. As provided for in a term sheet (which calls for the completion of definitive loan documents), the loan bears interest at the rate of 10% per annum and is repayable in 24 equal monthly payments of approximately $5,945 commencing November 1, 1999, and the repayment of the loan is to be secured by the grant of a security interest in substantially all of the assets of Navtech-UK and a pledge of the Navtech-UK stock held by Navtech-Canada. The term sheet provides that the principal amount of the loan is convertible into Common Shares of the Company at a conversion price of $0.375 per share effective on the first day of the month following the approval of an increase in the authorized share capital of the Company sufficient for such purpose. The Company held an annual meeting of shareholders on January 14, 2000 at which meeting a proposal to increase the authorized share capital of the Company was approved, thus providing sufficient share capital to permit such conversion.

         As of May 31, 2000, the outstanding principal balance of the loan was $104,064. Accordingly, such principal amount is convertible, effective June 1, 2000, into 277,503 Common Shares of the Company. Since the loan is to be repaid in monthly installments, as described above, as installments are paid, the number of shares issuable upon conversion of the principal amount will be reduced.


                        PROPOSAL 1: ELECTION OF DIRECTORS


Nominees

         Six directors are to be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and have qualified, or until their earlier resignation or removal.

         The following table sets forth the positions and offices presently held with Navtech by each nominee for election as director, his age as of May 31, 2000, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of their election.


-------------------------------------------------------------------------------------------------------------
                                                         Positions and Offices                  Year Became
             Name                  Age                Presently Held with Navtech                Director
-------------------------------------------------------------------------------------------------------------
Thomas D. Beynon                    58                          -                                   -
-------------------------------------------------------------------------------------------------------------
Prashant Gupta                      39                          -                                   -
-------------------------------------------------------------------------------------------------------------
Martin J. Hamrogue                  59                          -                                   -
-------------------------------------------------------------------------------------------------------------
Duncan Macdonald                    41     Chairman of the Board of Directors and                  1999
                                           Chief Executive Officer
-------------------------------------------------------------------------------------------------------------
James McGinty                       57                          -                                   -
-------------------------------------------------------------------------------------------------------------
Denis L. Metherell                  67     Secretary and Director                                  1994
-------------------------------------------------------------------------------------------------------------

         Thomas D. Beynon is a partner in the Waterloo law firm of McCarter Grespan Robson & Beynon and a member of the Law Society of Upper Canada. He has previously served as Navtech-Canada's Secretary. Mr. Beynon spent sixteen years with a Canadian national firm, primarily in the areas of commercial, corporate and finance law with a diverse client base of both public and private Canadian corporations. He also served on the Board of Waterloo Microsystems Inc. from 1986 to 1990. Mr. Beynon also holds memberships in the Institute of Corporate Directors and the American Bar Association and he is a founding member and director of Communitech, a technology association in Southwestern Ontario.

         Prashant Gupta is the Chief Technology Officer of CrossWorlds Software Inc. of Burlingame, California. In addition, Mr. Gupta sits on the Board of Directors for the Open Architecture Group (OAG), a standards organization, as well as the Board of Directors for Global Weather Dynamics, Inc., Intyc Solutions and Wizards. Mr. Gupta has published 8 papers and filed 10 patents in the areas of networking, telecommunications and database technology. Prior to joining CrossWorlds, Mr. Gupta was the software architect at Illustra/Informix where he designed the server interface that provides specialized and user-defined data type extensibility to Informix's Universal Data Server. During his tenure at Sybase he served as the chief technical architect for several key middleware and connectivity projects that established the company as the market leader in this technology segment. In addition, Mr. Gupta spent four years with Global Weather Dynamics, Inc. as chief engineer for message switching systems. Earlier, he designed a core part of the dynamic routing algorithm for the Cellular Data Inc. data network.

         Martin J. Hamrogue is CEO and Chairman of the Board of Virgin Express Ireland Ltd. ("Virgin"), an airline serving markets throughout Europe. He has served as Virgin's CEO since its formation in 1998. Prior to Virgin, Mr. Hamrogue served in various capacities at Trans World Airlines (""TWA"), including most recently as General Manager Operations Control from 1995 to 1998. Prior to this position, he served as Director Operations Systems where he was responsible for all computer and communications systems for TWA's operations department. In total, Mr. Hamrogue has over 35 years of airline management experience.

         Duncan Macdonald has served as Chairman of the Board of the Company since January 2000, a director of the Company since December 1999, and Chief Executive Officer of the Company since March 1996. He served as Chief Financial Officer of the Company from July 1995 to January 1999. From July 1994 to July 1995, Mr. Macdonald provided management consulting services to the Company and Navtech in a non-officer capacity. Since January 1992, Mr. Macdonald has also served as managing partner of Kintyre & Company Limited, a management consulting firm based in Ottawa, Ontario. In addition, since December 1998, Mr. Macdonald has served as President of St. Andrews Technology Associates, Inc., the general partner of St. Andrews Capital Limited Partnership, a California-based investment partnership.

         James McGinty is the President of Cambridge Information Group ("CIG"), a corporate holding company managing several text and internet-based information companies. Mr. McGinty is responsible for the strategic direction and overall management of all CIG companies. He previously served as President of Cambridge Scientific Abstracts ("CSA") from 1992 to 2000. Prior to CSA, Mr. McGinty spent over 20 years with Dun & Bradstreet Corporation. In his last assignment with D&B, Mr. McGinty was Managing Director of D&B North Pacific with responsibility for Business Information Group operations in Hong Kong, Korea, Singapore, Malaysia, The Philippines and China. Mr. McGinty has been active in the Information Industry Association, serving on IIA's Board of Directors from 1984 to 1988.

         Denis L. Metherell, has served as Secretary of the Company since October 1994, and a director of the Company since July 1994. Mr. Metherell also served as Treasurer of the Company from November 1994 to March 1996 and Chief Financial Officer from November 1994 to July 1995. He served as Vice President of Navtech from June 1993 to July 1995 and also serves as Vice President and a director of AVCON Associates Inc., which leases computers to Navtech - Canada (see "Certain Relationships and Related Transactions"). From 1976 to 1992, Mr. Metherell served as a technical consultant to Northwest Airlines where he was a major contributor to the IATA standard computerization Aircraft Performance specifications. He has also been a standing member of numerous committees with the FAA, ATA and IATA.


Directors Whose Terms are Expiring

         The following table sets forth the positions and offices presently held with Navtech by each current director whose term is expiring at the Annual Meeting of Shareholders, his/her age as of May 31, 2000, and the year in which he/she became a director:

-------------------------------------------------------------------------------------------------------------
                                                         Positions and Offices                  Year Became
             Name                  Age                Presently Held with Navtech                Director
-------------------------------------------------------------------------------------------------------------
Dorothy A. English                  57     Executive Vice President and Director                   1994
-------------------------------------------------------------------------------------------------------------
Kenneth M. Snyder                   54     Director                                                1994
-------------------------------------------------------------------------------------------------------------
Russel K. Thal                      65     Director                                                1981
-------------------------------------------------------------------------------------------------------------

         Dorothy A. English has served as Executive Vice President of the Company since July 1995 and a director of the Company since February 1994. Ms. English also served as the Company's Chief Operating Officer from December 1993 to July 1994 and Chief Executive Officer from July 1994 to July 1995. She co-founded the Company's subsidiary, Navtech-Canada, and has served as its Managing Director since March 1996, its Treasurer since February 1992 and a director since 1987. Ms. English also served as Vice President and Secretary of Navtech-Canada from 1987 to February 1992, President from February 1992 to October 1993 as well as from October 1995 to March 1996, and Chief Operating Officer from February 1992 to October 1993.

         Kenneth M. Snyder has served as a director of the Company since February 1994. Since October 1995, he has also served as a management consultant to entities in the aviation industry and, from such date until November 30, 1998, provided certain consulting, advisory and corporate finance services to the Company. Mr. Snyder served as Vice President and Treasurer of the Company from October 1993 to November 1994 and Chief Operating Officer from November 1994 to July 1995. From October 1993 to October 1995, he served as President and Chief Operating Officer of Navtech-Canada. Prior thereto and from 1984, Mr. Snyder served as Vice President of American AirLease Corporation, a company engaged in the leasing and financing of aircraft.

         Russell K. Thal, a founder of the Company, served as Chairman of the Board of the Company from October 1994 to January 2000 and has served as a director of the Company since its formation in 1981. Mr. Thal also served as the Company's President from 1981 to July 1995, Chief Executive Officer from July 1995 to March 1996, Treasurer from 1981 to December 1993 and Executive Vice President from March 1996 to October 1999. Prior to founding the Company, Mr. Thal served as Director - Stations for New York Air from December 1980 to June 1981. From 1978 to December 1980, he was Director of Operations for Seaboard World Airlines, and Senior Director-Military and Charter Operations for Flying Tigers, where he was responsible for day-to-day control of operations, charter and military operations, and fuel purchasing.

Committees

         The Compensation Committee of the Board of Directors is responsible for
(i) the interpretation of the Company's 1999 Stock Option Plan; (ii) determinations regarding the timing and amount of option grants to employees (including officers) and non-employee directors of, and consultants and advisors to, the Company; and (iii) determinations regarding the amount and form of compensation to be granted to officers of the Company. The members of the Compensation Committee currently are Messrs. Macdonald and Metherell.

         There are no other committees of the Board of Directors, all other functions being performed by the Board as a whole. The Board will consider shareholder recommendations for Board positions which are made in writing to Navtech's Chief Executive Officer.

Meetings

         The Board held four meetings during the fiscal year ended October 31, 1999. Each of Navtech's then directors attended all such meetings, except for Kenneth Snyder who did not attend one meeting. The Compensation Committee was not in existence as of October 31, 1999.

Family Relationships

         There is no family relationship among any of Navtech's executive officers and directors.

Term of Office

         Each director will hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next Annual Meeting of Shareholders or until his or her successor is elected or appointed and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

         To the Company's knowledge, based solely on a review of copies of Forms 3, 4, and 5 furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1999, all
Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with, except that Derek Dawson and David Strucke, officers of the Company, and Rainer Vietze, a former officer of the Company, filed their respective Form 3 late.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On April 25, 2000, Navtech dismissed Grant Thornton LLP as its independent certified public accountants. Such determination was made by the Company's Board of Directors.

         The reports of Grant Thornton LLP on the Company's financial statements as of October 31, 1998 and 1999 and for the years then ended neither contain an adverse opinion or a disclaimer of opinion nor is modified as to uncertainty, audit scope or accounting principles, except that the opinions included an explanatory paragraph that there were conditions that raised substantial doubt about the Company's ability to continue as a going concern.

         During the fiscal years ended October 31, 1998 and 1999 and the period from November 1, 1999 to April 25, 2000, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of such firm, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         Effective April 27, 2000, the Company engaged Deloitte & Touche LLP as its independent certified public accountants with respect to the fiscal year ended October 31, 2000. The engagement of Deloitte & Touche LLP was approved by the Board of Directors of the Company.

         It is not expected that a representative from either Deloitte & Touche LLP or Grant Thornton LLP will attend the Meeting.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the Company's next Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), must be received at the offices of Navtech-Canada in, Waterloo, Ontario, Canada by February 15, 2001 for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

         The following requirements with respect to shareholder proposals and shareholder nominees to the Board of Directors are included in the Company's By-Laws.

         1. Shareholder Proposals. For a proposal to be properly brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of shareholders. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such shareholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. No business proposed by a shareholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's Proxy Statement.

         2. Shareholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to shareholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to shareholders or (b) the day on which such public disclosure was made. The shareholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the shareholder.

         Any notice given pursuant to the foregoing requirements must be sent to the Secretary of the Company at c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, N2L 5Z5. The foregoing is only a summary of the provisions of the By-Laws of the Company that relate to shareholder proposals and shareholder nominations for director.


                                 OTHER BUSINESS

         While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than that listed as Proposal 1 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.


                                   FORM 10-KSB

This Proxy Statement is accompanied by a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999, as amended.


                                                              Denis L. Metherell
                                                                       Secretary

Waterloo, Ontario
June 15, 2000